UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019 (February 8, 2019)

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 436-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 8, 2019, Entegris, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 (the “First Amendment”) among the Company, the lenders party thereto (the “Lenders”) and Goldman Sachs Bank USA, as administrative agent and collateral agent for the Lenders (the “Agent”), which amended that certain Credit Agreement, dated as of November 6, 2018, among the Company, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and the Agent (as amended by the First Amendment, the “Amended Credit Agreement”).

The First Amendment provides that, upon and subject to the consummation of the Versum Merger (as defined in the Amended Credit Agreement), the Applicable Rate (as defined in the Amended Credit Agreement) for the Company’s senior secured first lien term loan B facility will increase by 0.25%, with the Applicable Rate to be 2.25% for Eurodollar borrowings upon the closing of the Versum Merger. The First Amendment also includes certain other amendments to permit the assumption of certain existing indebtedness of Versum (as defined in the Amended Credit Agreement) upon and in connection with the consummation of the Versum Merger.

Immediately following the consummation of the First Amendment, the Company terminated its $987 million incremental term loan commitment from Morgan Stanley Senior Funding, Inc., which was in place to backstop the First Amendment and an amendment to certain of Versum’s existing indebtedness.

A copy of the First Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the First Amendment is not complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1, dated as of February 8, 2019, among Entegris, Inc., as borrower, each lender party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2019	Entegris, Inc.

	By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer